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                                                                    Exhibit 99.1

                                                 NMT MEDICAL, INC.
                                                 27 Wormwood Street
                                                 Boston, MA 02210-1625
                                                 (Nasdaq/NMS:NMTI)


AT THE COMPANY                             AT THE FINANCIAL RELATIONS BOARD
--------------                             --------------------------------
Bill Knight, CFO                           General Info: Paula Schwartz
(617) 737-0930                             Analyst Info: Brian Gill
                                           Media Info: Deanne Eagle
                                           (212) 661-8030

FOR IMMEDIATE RELEASE
---------------------
April 10, 2000


      NMT MEDICAL NAMES C. LEONARD GORDON ACTING CHIEF EXECUTIVE OFFICER
      ------------------------------------------------------------------

BOSTON, MA, APRIL 10, 2000--NMT Medical, Inc. (Nasdaq/NMS:NMTI) today announced the resignation of Thomas M. Tully as Chief Executive Officer of NMT Medical, to pursue other business opportunities. C. Leonard Gordon, a co-founder, Board Member and former President and Chief Executive Officer of NMT Medical, has been named Acting President and Chief Executive Officer. Mr. Tully will continue to assist the Company during the transition period. Carl A. Schaad of Heidrick & Struggles in Boston has been retained to conduct the search for a new Chief Executive Officer.

Commenting on the announcement Mr. Gordon said, "We hope to complete the CEO search in the next few months. Until then, I intend to put particular emphasis on the sales and marketing of cardiovascular products. The closing last week of the sale of certain product lines in the Neurosciences division was an important step in the refocusing of the Company. Our focus is on high margin medical implantable products, disposables, reducing overall expenses, and on preserving the Company's innovative R&D culture."

Dr. Jeffrey R. Jay, Chairman of NMT Medical said "We thank Tom for his efforts on behalf of the Company and wish him well." Commenting on the Company's progress, he noted "Growth in sales of CardioSeal(R) and the Simon Nitinol vena cava filters have driven cardiovascular revenue in Q1 2000 approximately 50% higher than Q1 1999. Record high unit sales of CardioSeal and Simon Nitinol Filters were achieved in Q1."


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NMT MEDICAL ANNOUNCES RESIGNATION OF CEO
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NMT Medical designs, develops and markets innovative medical devices that utilize advanced design and materials and are delivered by minimally invasive procedures. The Company's products offer alternative approaches to existing more invasive treatments, thereby reducing patient trauma, shortening procedure, hospitalization and recovery times, and lowering overall treatment costs. The Company's medical devices include self-expanding stents, vena cava filters and septal repair devices. The NMT Neurosciences division serves the need of neurosurgeons with a focused set of products including cerebral spinal fluid shunts external drainage products and the Spetzler(TM) Titanium Aneurysm Clip.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties or other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed under the heading "Certain Factors That May Affect Future Results" included in the Management's Discussion and Analysis of Financial Conditions and Results of Operations in the Company's Annual Report on Form 10-K for the Year ended December 31, 1998.

To receive NMT Medical's latest news release and other corporate documents via FAX--at no cost--please dial 1-800-PRO-INFO.